        CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Post Effective Amendment No. 11 to the registration statement on Form N-6 (No. 333-69327) (the "Registration Statement") of our report dated March 31, 2005, relating to the consolidated financial statements of Fortis Benefits Insurance Company, which appears in the Registration Statement. We also consent to the reference to us under the heading "Independent Registered Public Accounting Firm" in such Registration Statement.

PRICEWATERHOUSECOOPERS LLP
Minneapolis, Minnesota
April 29, 2005